                                                                    Exhibit 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

                               -----------------

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

              New York                                       13-5123346
     (Jurisdiction of incorporation                     (I.R.S. Employer
     or organization if not a U.S.                      Identification No.)
     national bank)

              60 Wall Street, New York, NY                   10260
     (Address of principal executive                    (Zip Code)
     offices)

                                ----------------

                            Sharon W. Lindsay, Esq.
                   Morgan Guaranty Trust Company of New York
                           60 Wall Street, 38th Floor
                               New York, NY 10260
                                 (212) 648-3393
           (Name, address and telephone number of agent for service)

                               -----------------

                      BROWN & SHARPE MANUFACTURING COMPANY
              (Exact name of obligor as specified in its charter)

                 Delaware                                   05-0113140
     (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or                               Identification
     organization)                                     No.)

                 Precision Park
                 North Kingston, Rhode Island 02852
                 (Address of principal executive offices)        (Zip Code)

                                ----------------

                             SENIOR NOTES DUE 2002
                      (Title of the indenture securities)

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Name                                          Address
     ----                                          -------
Federal Reserve Bank (2nd District)                New York, NY
Federal Deposit Insurance Corporation              Washington, DC
New York State Banking Department                  Albany, NY

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.   Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     Brown & Sharpe Manufacturing Company is not an affiliate of the trustee.

Item 16.  List of Exhibits.

     Exhibit 1. Charter of Morgan Guaranty Trust Company of New York, as amended to date (which among other things grants to Morgan Guaranty Trust Company of New York the authority to commence business and exercise corporate trust powers), incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 33-63794.

     Exhibit 2.     Contained in Exhibit 1.

     Exhibit 3.     Contained in Exhibit 1.

     Exhibit 4. By-Laws of Morgan Guaranty Trust Company of New York, as amended to date incorporated herein by reference to
                    Exhibit 4 of Form T-1, Registration No. 33-63794.

     Exhibit 5.     Not applicable.

     Exhibit 6. Consent of Morgan Guaranty Trust Company of New York required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 33-66344.

     Exhibit 7. Report of Condition of Morgan Guaranty Trust Company of New York as of the close of business on March 31, 1994, published pursuant to law or the requirements of its supervising or examining authority.

     Exhibit 8.     Not applicable.

     Exhibit 9.     Not applicable.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Morgan Guaranty Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of June, 1994.


                                 MORGAN GUARANTY TRUST COMPANY
                                           of New York



                                 By:_______________________________
                                    Michael Culhane
                                    Vice President

                         MORGAN GUARANTY TRUST COMPANY
               of New York, and foreign and domestic subsidiaries

           Consolidated Report of Condition at the close of business
                                 March 31, 1994

A state banking institution and operating under the banking laws of this state and a member of Reserve District No. 2 of the Federal Reserve System. This report is published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of this District.

                                                Dollar amounts
ASSETS                                           in thousands

Cash and balances due from depository
  institutions:
     Noninterest-bearing balances and
       currency and coin                          $  1,695,930
     Interest-bearing balances................       2,552,688
Securities:
     Held-to-maturity securities..............               0
     Available-for-sale securities............      16,961,476
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank and
  of its Edge and Agreement subsidiaries,
  and in IBFs:
     Federal funds sold.......................       1,697,358
     Securities purchased under
       agreements to resell...................               0
Loans and lease financing receivables:
     Loans and leases, net of
       unearned income............ $36,984,709
     Loss Allowance for loan
       and lease losses............. 1,035,137
Loans and leases, net of unearned income,
  allowance, and reserve......................      35,949,572
Assets held in trading accounts...............      52,165,305
Premises and fixed assets (including
  capitalized leases).........................       1,682,942
Other real estate owned.......................             542
Investments in unconsolidated subsidiaries
  and associated companies....................         102,112
Customers' liability to the bank on
  acceptances outstanding.....................         609,955
Intangible assets.............................           2,915
Other assets..................................      25,216,278
                                                  ------------
     Total assets.............................    $138,637,073
                                                  ============

LIABILITIES
Deposits:
     In domestic offices......................    $  6,567,168
       Noninterest-bearing........$  4,741,822
       Interest-bearing...........   1,825,346

     In foreign offices, Edge and
      Agreement subsidiaries, and IBFs:.......    $ 38,954,736
       Noninterest-bearing....... $    626,427
       Interest-bearing...........  38,328,309

Federal funds purchased and securities sold
  under agreements to repurchase in domestic
  offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
     Federal funds purchased..................       5,535,515
     Securities sold under agreements
       to repurchase..........................       8,254,898
Trading Liabilities...........................      29,016,183
Other borrowed money:
     With original maturity of one year
       or less................................      18,600,678
     With original maturity of more than
       one year...............................       2,180,558
Mortgage indebtedness and obligations
  under capitalized leases....................           5,765
Bank's liability on acceptances executed
  and outstanding.............................         616,525
Subordinated notes and debentures.............       2,170,280
Other liabilities.............................      19,639,041
                                                  ------------
     Total liabilities........................     131,541,347
                                                  ------------

EQUITY CAPITAL
Common Stock..................................         250,000
Surplus.......................................       2,419,745
Undivided profits and capital reserves........       4,120,986
Net unrealized holding gains (losses) on
  available-for-sale securities...............         308,653
Cumulative foreign currency translation
  adjustments.................................          (3,658)
                                                  ------------

     Total equity capital.....................       7,095,726
                                                  ------------

     Total liabilities, limited-life
       preferred stock, and equity
       capital................................    $138,637,073
                                                  ============

I, David H. Sidwell, Senior Vice President and Controller of the above named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true to the best of my knowledge and belief.

DAVID H. SIDWELL

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the State Banking Authority and is true and correct.

     KURT F. VIERMETZ
     ROBERT G. MENDOZA
     DOUGLAS A. WARNER III
     Directors